EXHIBIT 11

COOPERS                                             Coopers & Lybrand L.L.P.
& LYBRAND                                           a professional services firm



                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of CMC Fund Trust:

We consent to the inclusion in Post-Effective Amendment No. 13 to the Registration Statement of CMC Fund Trust on Form N-1A (File No. 33-30394) of our reports dated December 5, 1997, except for Note 5 as to which the date is December 10, 1997, on our audits of the financial statements and the financial highlights of the CMC Small Cap Fund, CMC International Stock Fund, and CMC High Yield Fund, portfolios of CMC Fund Trust, which reports are included in the Annual Reports to Shareholders for year ended October 31, 1997, which is included in the Registration Statement. We also consent to the reference to our firm under the caption "Independent Accountants".



COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.
Portland, Oregon
December 24, 1997















   Coopers & Lybrand, L.L.P. is a member of Coopers & Lybrand International, a Swiss limited liability association.